UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 26, 2011

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Stockholder Approval of the 2011 Equity Incentive Plan and Amendment to the 2005 Employee Stock Purchase Plan

2011 Equity Incentive Plan

At the Annual Meeting of Stockholders of Polycom, Inc. (“Polycom” or “the Company”) held on May 26, 2011 (the “Annual Meeting”), the stockholders of Polycom voted on and approved the Polycom, Inc. 2011 Equity Incentive Plan (the “2011 Plan”). The terms and conditions of the 2011 Plan are described in Polycom’s Proxy Statement dated April 13, 2011 (the “Proxy Statement”). The 2011 Plan is filed as Exhibit 10.1 hereto and is hereby incorporated by reference.

2005 Employee Stock Purchase Plan

At the Annual Meeting, the stockholders of Polycom also voted on and approved an amendment to the Company’s 2005 Employee Stock Purchase Plan (the “Amended and Restated ESPP”) that increased the number of shares of common stock reserved thereunder by 3,500,000. The terms and conditions of the Amended and Restated ESPP are described in the Proxy Statement. The Amended and Restated ESPP is filed as Exhibit 10.2 hereto and is hereby incorporated by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Stockholder Approval of the Amended and Restated Certificate of Incorporation

At the Annual Meeting, the stockholders of Polycom voted on and approved an amendment to the Company’s Restated Certificate of Incorporation (the “Amended and Restated Certificate”) that increased the number of authorized shares of common stock from 175,000,000 to 350,000,000. The Amended and Restated Certificate is filed as Exhibit 3.1 hereto and is hereby incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, proxies representing 82,988,085 shares of common stock, or approximately 94% of the total outstanding shares, were present and voted on the seven proposals presented at the Annual Meeting as follows:

Proposal One – Election of Directors

The table below presents the voting results of the election of seven directors to Polycom’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andrew M. Miller	78,658,309	430,224	3,899,552
Betsy S. Atkins	78,198,586	889,947	3,899,552
David G. DeWalt	78,847,130	241,403	3,899,552
John A. Kelley, Jr.	78,520,757	567,776	3,899,552
D. Scott Mercer	78,388,288	700,245	3,899,552
William A. Owens	78,841,559	246,974	3,899,552
Kevin T. Parker	78,935,071	153,462	3,899,552

Proposal Two – Approval of the Amended and Restated Certificate of Incorporation

Polycom’s stockholders approved the amendment to Polycom’s Restated Certificate of Incorporation by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,766,868	21,167,734	53,483	—

Proposal Three – Approval of the 2011 Equity Incentive Plan

Polycom’s stockholders approved the 2011 Equity Incentive Plan by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,590,465	16,388,041	110,027	3,899,552

Proposal Four – Approval of the Amendment to the 2005 Employee Stock Purchase Plan

Polycom’s stockholders approved the amendment to Polycom’s 2005 Employee Stock Purchase Plan by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,574,151	10,467,891	46,491	3,899,552

Proposal Five – Advisory Vote on Executive Compensation

The stockholders cast their votes with respect to the advisory vote on executive compensation as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,340,349	1,692,896	55,288	3,899,552

Proposal Six – Advisory Vote on Frequency of Holding Future Advisory Votes

The stockholders cast their votes with respect to the advisory vote on the frequency of future advisory votes on executive compensation as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
63,243,855	226,143	15,566,853	51,682	3,899,552

Proposal Seven – Ratification of Appointment of Independent Registered Public Accounting Firm

Polycom’s stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
82,407,274	511,914	68,897	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation of Polycom, Inc.

10.1	Polycom, Inc. 2011 Equity Incentive Plan

10.2	Polycom, Inc. 2005 Employee Stock Purchase Plan (May 26, 2011 Amendment and Restatement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Date: June 2, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Polycom, Inc.

10.1	Polycom, Inc. 2011 Equity Incentive Plan

10.2	Polycom, Inc. 2005 Employee Stock Purchase Plan (May 26, 2011 Amendment and Restatement)